EXHIBIT 32.2
CERTIFICATION PURSUANT TO
EXCHANGE ACT RULE 13a-14(b) AND
18 U.S.C. SECTION 1350
     In connection with the Annual Report of Spartech Corporation (the “Company”) on Form 10-K for the period ended October 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Randy C. Martin, Executive Vice President and Chief Financial Officer, certify, to the best of my knowledge, pursuant to Exchange Act Rule 13a-14(b) and 18 U.S.C. Section 1350, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Randy C. Martin
Randy C. Martin
Executive Vice President and Chief Financial Officer
January 14, 2010